Exhibit 10.8

PERSONAL AND CONFIDENTIAL

To: Mr. Jacek Olczak
Lausanne, March 1, 2022

Dear Jacek,

We are pleased to confirm that effective March 1, 2022, your base salary is increased to CHF 1’400’000.-- annually, CHF 107’692.-- monthly. This represents a 3.7% increase.

All other conditions relating to your employment with Philip Morris Products S.A., formerly Philip Morris International Management SA, remain as stated in your employment contract and in any subsequent amendments.

Yours sincerely,
PHILIP MORRIS PRODUCTS S.A.
/s/ CHARLES BENDOTTI
Charles Bendotti
Global Head of People & Culture

Philip Morris Products S.A., Avenue de Rhodanie 50, 1007 Lausanne, Switzerland
T:+41 (58) 242 00 00, F: +41 (58) 242 01 01